UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 22, 2007

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 22, 2007, ACE Limited and certain subsidiaries as Account Parties entered into amendments to the syndicated secured letter of credit facility dated July 1, 2005, the syndicated unsecured letter of credit facility dated July 1, 2005, the syndicated revolving credit facility dated December 15, 2005, the syndicated ACE Australian Holdings Pty Limited term loan dated December 13, 2005 and the syndicated ACE European Holdings No. 2 Limited term loan dated December 13, 2005, with the banks named therein, including various issuing banks, and various lead arrangers.

The amendments removed in its entirety the ‘Restricted Payments’ clause, which had restricted payments such as dividends and redemptions of equity interests in certain circumstances, from each of the above referenced credit agreements. All other terms and conditions remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Philip V. Bancroft
Philip V. Bancroft Chief Financial Officer

DATE: June 27, 2007